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                                                                   EXHIBIT 10.26

Mortgage Loan No
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                                PROMISSORY NOTE

$15,140,000.00                                                         May  1995

FOR VALUE RECEIVED, without grace, the undersigned ("Maker") promise(s) to pay to the order of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY ("Holder"), at its home office in Springfield, Massachusetts, or at such other place as Holder may direct, without offset, in lawful money of the United States of America, the principal sum of FIFTEEN MILLION ONE HUNDRED FORTY THOUSAND AND 00/100
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DOLLARS with interest thereon at the rate of ten and 35/100 per cent per annum
(the "Contract Rate"), in 18 successive monthly installments of principal and interest, the first 179 installments to be in the equal amount of $141,331.00
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Dollars each, due respectively on July 1 1995, and on the first day of each succeeding month thereafter until and including May 1, 2010, with a final installment equal to the entire principal balance then remaining unpaid, with accrued interest thereon, due and payable on June 1, 2010 (the "Maturity Date"). If on the date for payment of the first installment interest has accrued for more or less than one instal1ment period, the amount of the first installment will be adjusted accordingly. At Holder's option and upon notice to Maker, all payments shall be made by wire transfer of immediate federal funds or equivalent to Holder's bank and bank account as specified in the notice.

Each payment received by Holder shall be applied in the following order:

     (1) First, to the interest due on any advances made by Holder under any instrument which is a Loan Document (as hereinafter defined);

     (2) next, to the principal amount of any advances made by Holder under any instrument which is a Loan Document;

     (3) next, to Late Charges (as hereinafter defined), attorney's fees or any other amount due hereunder or under a Loan Document save for the amounts described in (4) and (5) immediately below;

     (4) next, to accrued interest due hereunder; and

     (5) finally, to the principal balance hereof.

The monthly payments of combined principal and interest of this Promissory Note are based upon a twenty-five(25) year amortization period, and all interest accruing hereunder shall be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each. Maker acknowledges that, since the term of the loan evidenced hereby is shorter than the amortization period, a substantial portion of the principal balance will be due on the Maturity Date.


                                                 Maker's Initials: /s/ JPD
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Promissory Note, together with accrued and unpaid interest thereon, is not paid when due at maturity, whether on the Maturity Date or any earlier date as a result of acceleration of this Promissory Note after default, then the amount unpaid shall bear interest from the Maturity Date or such earlier date, as the case may be, at the per annum interest rate (the "Default Rate") equal to the lesser of (i) the highest rate permitted by law as of the date of this Promissory Note to be charged on commercial mortgage loans, or (ii) the sum of three percent (3%) plus the greater of the Contract Rate or the rate announced by Chemical Bank, New York. New York, as its prime rate as of the Maturity
Date or such earlier date. The Default Rate shall continue until the first occurring of the following: (i) payment in full of all sums due hereunder and under the Loan Documents or (ii) reinstatement of the loan evidenced hereby pursuant to statutory provisions requiring such reinstatement, but only after the curing of all defaults and payment of all sums due hereunder.

Any and all instruments securing or executed in connection with the loan evidenced by this Promissory Note including, without limitation, all deeds of trust, guarantees, indemnities, pledges, master leases, security agreements *and assignments of leases and rents are herein collectively referred to as the "Loan Documents." Any instrument included within the term "Loan Documents" is herein referred to in the singular as a "Loan Document." The term "Business Day" as used herein shall mean day other than a Saturday, Sunday or other day on which national banks in California are not open for business.

Prepayment Privileges and Fees: Default Prepayment

     A. There are no full of partial prepayment privileges of the principal amount due under this Promissory Note except as follows: Maker shall have the right to make additional payments on account of principal, or to pay the then outstanding principal balance hereof in full, on any payment date on and after (but not prior to) June 1, 2002, provided that Maker gives Holder thirty (30) days prior written notice of its intention to make any such prepayment, the date thereof and the amount to be prepaid, and that Maker also pays, as consideration for the privilege of making such prepayment, a prepayment fee (the "Prepayment Fee") calculated as follows:

     1. The amount to be prepaid shall be multiplied by the "prepayment fee rate." The "prepayment fee rate" shall be the greater of (a) one percent (1%) or (b) the product, expressed as a percentage, obtained by multiplying the excess, if any, of the Contract Rate over the market yield of U.S. Treasury issues which have the closest maturity (month and year) to the Maturity Date, as quoted in The Wall Street Journal published on the date for prepayment as set forth is Maker's notice of its intention to prepay, by the remaining term of the loan, expressed as a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and including the Maturity Date and the denominator of which is 365. Should more than on U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Holder quoting daily market yields for U.S. Treasury issues will be used; and

*FFSE Escrow Agreement of even date herewith between Maker and Holder


                                                 Maker's Initials: /s/ JPD
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     2.   The product of the calculation made provided in (1) above shall be discounted over the remaining term of the loan evidenced hereby as of the date of prepayment to its then present value at the U.S. Treasury issue yield referred to in (1)(b) above, and such discounted amount shall constitute the Prepayment Fee hereunder and shall be paid by Maker together with the principal balance prepaid.

No Prepayment Fee shall be required to be paid on and after March 1, 2010

     B. Upon receipt of notice of intention to prepay, Holder, at its option, may declare the portion of the principal designated in the notice from Maker regarding the prepayment to be due and payable on the date set forth in such written notice. There will be due with such principal portion accrued and unpaid interest thereon in addition to all other amounts due under this Promissory Note.

     C. If the maturity of this Promissory Note is accelerated by the Holder because of the occurrence of an event of default, as provided herein, such default and the resulting acceleration shall be deemed to be an election on the part of Maker to prepay the loan evidenced hereby. Accordingly, there shall be added to the amount due after default and acceleration the Prepayment Fee, calculated as above and using as the prepayment date the date on which any tender of payment is made, and Maker agrees to pay the same. Any tender of payment thereafter made by or on behalf of Maker (including, without limitation, payment by any guarantor or purchaser at a foreclosure sale) shall include the Prepayment Fee computed as provided herein. In the event such default, acceleration and tender occur prior to the time Maker may prepay the loan evidenced hereby under Paragraph A above, there shall nevertheless be due and added the Prepayment Fee calculated in the manner set forth in said Paragraph A as though such prepayment privilege were in effect.

     D. The Prepayment Fee herein provided for represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that will be sustained by Holder resulting from the payment of any of the indebtedness evidenced by this Promissory Note prior to the Maturity Date. The Prepayment Fee shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid under this Promissory Note or the Loan Documents.

MAKER HEREBY EXPRESSLY (i) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS PROMISSORY NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE, AND (ii) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THIS PROMISSORY NOTE IS MADE UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY MAKER INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE, PROHIBITED OR RESTRICTED BY THE MORTGAGE, LOAN DEED, OR DEED OF TRUST SECURING THE PAYMENT OF THIS PROMISSORY NOTE, THEN MAKER SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT THE PREPAYMENT FEE SPECIFIED IN THE FOREGOING PARAGRAPHS. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, MAKER HEREBY DECLARES THAT HOLDER'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS PROMISSORY NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS PROMISSORY NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY MAKER, FOR THIS WAIVER AND AGREEMENT.

                 Maker's Initials: /s/ JPD
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                                                 Maker's Initials: /s/ JPD
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Late Charge

If any regular monthly installment of principal or interest due hereunder, or any monthly deposit for taxes, ground rent, insurance, replacements and other sums if required under any Loan Document, shall not be paid at the place required under this Promissory Note or Loan Document, as the case may be, by the eleventh (11th) day of the month in which the same shall be due or by the eleventh (11th) day after the due date for any payment other than the regular monthly installment due under this Promissory Note. Maker shall pay to Holder a late charge (the "Late Charge") of four cents ($0.04) for each dollar so overdue in order to compensate Holder for its loss of the timely use of the money and frustration of Holder in the meeting of its financial commitments and to defray part of Holder's incurred cost of collection occasioned by such late payment. Holder agrees to comply with Section 2954.5 of the California Civil Code for any successor provision), as now or hereafter in effect, with respect to the giving of notice prior to imposing a Late Charge. Any Late Charge incurred shall be immediately due and payable. Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or deposits or the requirement that Maker make all payment of installments and deposits as and when the same are due and payable.

Waivers: Extensions

Maker and all endorsers and guarantors and any and all others who may at any time be or become liable for payment of all or any part of this obligation severally waive presentment for payment, demand, notice of dishonor, protest and notice of protest, notice of acceleration and of intention to accelerate the Maturity Date (except as provided below in the clause entitled "Notice and Cure") and any and all lack of diligence or delays in collection or enforcement hereof, and agree that Holder from time to time may extend the time for payment of any sums due under this Promissory Note and grant releases to all endorsers and guarantors hereof, and may release all or any portion of the properties encumbered by any instrument securing this Promissory Note, without in any way affecting the liability of such parties hereunder.

Default

Upon default in the payment of any installment of interest or principal as and when due under this Promissory Note, or upon default in the performance of or compliance with any of the other covenants or conditions of this Promissory Note or any of the Loan Documents, both continuing beyond any time provided in this Promissory Note for the curing of such defaults, then, or at any time thereafter, Holder may, at its option and without notice; declare the entire debt then remaining unpaid (including accrued interest and Late Charges hereunder and any advances made by Holder under any Loan Documents) to be immediately due and payable, plus the amount of the Prepayment Fee described above, and Holder may include the amount of such Prepayment Fee in any Beneficiary's statement, in any demand for (or answer to any request for the amount of) full payment and in any bid at a judicial foreclosure or trustee's sale under the mortgage, loan deed, or deed of trust securing this Promissory Note. Additionally, upon the occurrence of any default(s), Holder shall have and may exercise immediately and without notice any and all rights and remedies available at law or in equity and also all rights and remedies provided for in any of the Loan Documents.

This Promissory Note also provides that the unpaid principal balance hereof after acceleration or the Maturity Date shall bear interest at the Default Rate.

The rights, powers and remedies of Holder permitted by law, equity, or contract or as set forth herein or in the Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively or together against Maker or the property mortgaged, pledged, encumbered or conveyed under the Loan Documents at the sole discretion of Holder and to the fullest extent permitted by law. Such rights, powers and remedies shall


                                                 Maker's Initials: /s/ JPD
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not be exhausted by any execution thereof and may be exercised as often. as occaision therefor arises. The failure to exercise any such right, power or remedy shall in no event be construed as a waiver or release of the same. Holder shall not by any act of omission or commission be deemed to have waived any of its rights, powers or remedies under this Promissory Note or the Loan Documents unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein. A waiver of a right in one event shall not be construed as continuing or as a bar to or waiver of such right on a subsequent event.

Maker further promises to pay upon demand all reasonable attorney's fees and costs (including, without limitation, court costs and appraisal fees) incurred by Holder in connection with any default under this Promissory Note and in any proceedings, including all appeals, brought to enforce any of the provisions of this Promissory Note or of the Loan Documents.

Notice and Cure

Prior to accelerating the maturity of this Promissory Note for default as provided herein, Holder shall give Maker notice specifying the default and time to cure such default as follows:

     1. If the default is one which can be cured by the mere payment of money (other than a failure to keep in effect insurance required under any of the Loan Documents). Maker shall have ten (10) days from the notice of default to pay such money and to cure and eliminate the default;

     2. If the default is one which relates to (i) the failure to have or keep in force insurance as required under any of the Loan Documents, (ii) insolvency or bankruptcy, or (iii) a sale, transfer or encumbrance of a direct, indirect, legal or beneficial interest in the Maker (including, without limitation, any direct or indirect interest in the owner of any legal or beneficial interest in Maker) or the property encumbered by the Loan Documents which requires the prior approval or consent of Holder under the Loan Documents, Maker shall not be entitled to any notice of default and time to cure and Holder shall not be obligated to give such;

     3. If the default is one which cannot be cured by the mere payment of money (other than a default described in 2 above), Maker shall have thirty (30) days from the notice of default to cure and eliminate the default.

The notice and cure rights provided for herein are on the condition that the failure of Holder to give any notice(s) required shall not result in the imposition of any liabilities or penalties upon Holder. Further, the agreement to give notice and opportunity to cure is personal to Maker and does not extend to or vest any such rights in any other person or entity. Finally, nothing contained in this paragraph shall prevent the imposition of Late Charges or, with the exception of acceleration of this Promissory Note and the commencement of foreclosure prior to the notice and expiration of the cure period provided for above, the immediate exercise by Holder, whether before or after any notice and cure period and without notice to Maker, of rights and remedies permitted it hereunder or under the Loan Documents or under law or equity to protect or realize upon the property encumbered by the Loan Documents or to protect the lien of the mortgage, deed of trust, loan deed or other Loan Documents.

Limitations on Liability

It is understood and agreed that in any action or proceedings brought on this Promissory Note or on any of the Loan Documents in which a money judgment is sought, Holder will look solely to the real estate, security and other property described in the Loan Documents securing this Promissory Note and the rents, issues, income and profits therefrom for payment of this obligation and, specifically, and without limitation, agrees


                                                 Maker's Initials: /s/ JPD
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* or a failure to pay on the Maturity Date all amounts due under this Note and the other Loan Documents)

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to waive any right to seek or obtain a deficiency judgment against Maker, notwithstanding that nothing contained in this paragraph shall be deemed to prejudice the rights of Holder: (i) to proceed against any party, including Maker, with respect to the enforcement of any indemnity (including, without limitation, the environmental indemnity provisions of the mortgage, loan deed, or deed of trust securing this Promissory Note remedies available under any Environmental Laws, or (ii) to proceed against any party, including Maker, for, fraud or Material misrepresentation in connection with any affidavit, certification, warranty or representation given by Maker or any general partner of Maker in connection with the making of the loan evidenced by this Promissory Note; or (iii) to recover any condemnation or insurance proceeds or other similar funds or payments which under the terms of any of the Loan Documents should have been paid to Holder; or (iv) to recover any tenant security deposits, advance or prepaid rents or other similar sums paid to or held by Maker or any other party in connection with the operation of the real property (the "Property") encumbered by the mortgage, deed of trust or loan deed given to secure this Promissory Note: or (v) to recover, with the exception of the distributions described in the following sentence, any gross revenues from the Property which have not been applied as follows: to pay any portion of the indebtedness secured by the Loan Documents, to pay any operating and maintenance expenses of the Property including, without limitation, real estate taxes and assessments and insurance premiums for the Property, or to pay deposits into a reserve for taxes, ground rent, insurance, replacements or other sums required by the Loan Documents or approved by the Holder. Holder shall not, however, have any right to recover any distribution made from the gross revenues of the Property to Maker or any person having a direct or indirect legal or beneficial ownership interest in Maker so long as (1) the distribution was made more than ninety (90) days prior to the giving of a notice of default by Holder to Maker in the manner provided under the paragraph herein entitled "Notice and Cure", and (2) using generally accepted accounting principles consistently applied, the projected gross revenues of the Property for the twelve (12) month period from and after the distribution were sufficient in the good faith judgment of Maker at the time of the making of the distribution, after taking into account the projected expenses and obligations described in item (v) of this paragraph of and pertaining to the Property for the twelve (12) month period after such distribution, to pay all such expenses and obligations.

The term "Environmental Laws" as used in the foregoing paragraph shall include any federal, state or local law, statute, regulations or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene or the environmental or ecological conditions on, under or about the Property, as to date or hereafter amended.

Registered Note

This Promissory Note is transferable only on a note register of the Holder hereof upon surrender of this Promissory Note for transfer duly endorsed, or accompanied by written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing. Holder shall give Maker prompt notice of any change of registered holder. The Maker shall treat the party in whose name this Promissory Note is registered as the owner hereof for the purpose of making payment and for all other purposes.

Usury

No amounts under this Promissory Note or the Loan Documents shall be due, paid or collected from Maker if the result of such payment or collection would be to cause the loan hereunder to be usurious under the laws of the State of California. If, however, an amount is paid or collected which would otherwise cause the loan to be usurious, such excess causing the loan to be usurious shall be deemed a payment of principal and shall be applied against and shall reduce the then outstanding principal balance of the loan by a corresponding amount, and no Prepayment Fee shall be charged on any such excess amount applied to principal.


                                                 Maker's Initials: /s/ JPD
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* or any of its partners

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Notices: How Given

Any notice required or permitted under this Promissory Note or under any Loan Document shall be given in Writing and shall be effective for all purposes if hand delivered to the party designated below, or if sent by (a) certified or registered United States mail, postage prepaid; or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed in either case as follows:

          To Maker:  Sunnyvale Residence Associates, L.P.
                     8100 E. 22nd St. North, Bldg. 500
                     Wichita, Kansas 67226
                     Attention: Jack P. DeBoer

          To Holder: Massachusetts Mutual Life Insurance Company
                     1295 State Street
                     Springfield, MA 01111
                     Attention: Vice President and Managing Director Mortgage Portfolio Department
                     Real Estate Investment Division

or to such other address and person as shall be designated from time to time by Holder or Maker, as the case may be, in a written notice to the other in the manner provided for in this paragraph.

The notice deemed to have been given at the time of delivery if hand delivered, or in the case of registered or certified mail, Business Days after deposit in the United States mail, or if by expedited prepaid delivery, upon first attempted delivery on a Business Day.

A party receiving a notice which does not comply with the technical requirements for notice under this paragraph may elect to waive any deficiencies and treat the notice as having been properly given.

Miscellaneous

     A. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents (including, without limitation, the "due on sale or encumbrance" provisions), end each of them, which are to be kept and performed by the undersigned are hereby made a part of this Promissory Note to the same extent and with the same force and effect as if they were fully set forth in this Promissory Note, and Maker covenants and agrees to keep and perform the same, or cause them to be kept and performed strictly in accordance with their respective terms.

     B. In the event any one or more of the provisions contained in this Promissory Note or the Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, i1legality or unenforceability shall not affect any other provision of this Promissory Note or of the Loan Documents, but this Promissory Note and the Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     C. Maker and Holder, by acceptance of this Promissory Note, hereby waive trial by jury in any court proceeding brought under this Promissory Note or the Loan Documents.


                                                 Maker's Initials: /s/ JPD
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     D. Time shall be of the essence in performance of all obligations of _____
under this Promissory Note and the Loan Documents including, without limitation, the time periods provided for the curing of defaults.

     E. Headings and captions used in this Promissory Note are inserted for convenience of reference only and neither constitute a part of this Promissory Note nor are to be used to construe or interpret any of the provisions hereof.

     F. Whenever any payment to be made under this Promissory Note is stated to be due on a date which is not a Business Day, the due date shall be extended to the next succeeding Business Day and interest shall continue to accrue and be payable at the applicable rate during such extension.

     G. If there shal1 be more than one (1) Maker of this Promissory Note, then the obligations and liabilities of such parties as Maker shall be joint and several.

     H. Upon any endorsement and transfer of this Promissory Note, the term "Holder" as used herein shall mean and include only the endorsee and transferee.

     I. This Promissory Note shall be governed by the laws of the State of California.

     J. This Promissory Note is secured by a Deed of Trust of even date herewith covering real property and other property located in the City of Sunnyvale, County of Santa Clara, California.

                                     SUNNYVALE RESIDENCE ASSOCIATES, L.P.
                                     a Kansas limited partnership Maker


                                     By: /s/ Jack P. DeBoer
                                         --------------------------
                                         Jack P. DeBoer,
                                         General Partner
                                         Federal Taxpayer I.D. Number 48-0979650

                            MAKER MUST INITIAL PAGE 3


                                                 Maker's Initials: /s/ JPD
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